Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
September 30, 2021

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/21

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2020.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Summary Operating Metrics

	September 30,
	2021	2020
Outlet centers in operation at end of period:
Consolidated	30	31
Partially owned - unconsolidated	6	7
Total Number of Properties	36	38

Gross leasable area open at end of period (in thousands):
Consolidated	11,453	11,873
Partially owned - unconsolidated	2,113	2,212
Total	13,566	14,085

Ending Occupancy:
Consolidated properties	94.3%	92.9%
Partially owned - unconsolidated	96.3%	95.1%
Total properties	94.6%	94.6%

Average Tenant Sales Per Square Foot (1)(2):
Consolidated properties	$448
Partially owned - domestic unconsolidated	$471
Total domestic properties	$451

Occupancy Cost Ratio (2)(3)	8.4%
(1)Sales per square foot are presented for the trailing twelve months ended September 30, 2021 and include stores that have been occupied a minimum of twelve months and are less than 20,000 square feet.
(2)Sales and occupancy cost ratio are not presented for the twelve months ended September 30, 2020 due to the portfolio-wide store closures experienced during the second quarter of 2020 as a result of COVID-19 mandates.
(3)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month period for consolidated properties.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Geographic Diversification
As of September 30, 2021

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,605,795	14%
New York	2	1,468,706	13%
Georgia	3	1,121,579	10%
Pennsylvania	3	999,442	9%
Texas	2	823,557	7%
Michigan	2	671,565	6%
Alabama	1	554,649	5%
Delaware	1	549,890	5%
New Jersey	1	487,718	4%
Tennessee	1	447,810	4%
North Carolina	2	422,895	3%
Arizona	1	410,753	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,720	3%
Louisiana	1	321,066	3%
Connecticut	1	311,229	3%
New Hampshire	1	250,139	2%
Total Consolidated Properties	30	11,453,095	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,649	50.00%
Ottawa, ON	1	357,209	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,847
Grand Total	36	13,565,942

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Property Summary - Occupancy at End of Each Period Shown

Location	Total GLA 09/30/21	% Occupied 09/30/21	% Occupied 06/30/21	% Occupied 09/30/20
Deer Park, NY	739,148	93.8%	93.0%	93.2%
Riverhead, NY	729,558	91.1%	90.2%	91.9%
Foley, AL	554,649	89.1%	87.6%	88.8%
Rehoboth Beach, DE	549,890	91.7%	91.7%	93.3%
Atlantic City, NJ	487,718	80.8%	81.8%	79.4%
San Marcos, TX	471,816	94.0%	91.0%	92.7%
Sevierville, TN	447,810	99.4%	97.7%	99.4%
Savannah, GA	429,089	99.5%	96.1%	98.5%
Myrtle Beach Hwy 501, SC	426,523	97.5%	97.5%	97.6%
Glendale, AZ (Westgate)	410,753	98.7%	94.9%	91.8%
Myrtle Beach Hwy 17, SC	404,710	99.4%	100.0%	98.9%
Charleston, SC	386,328	100.0%	99.3%	93.4%
Lancaster, PA	375,883	99.7%	99.3%	97.4%
Pittsburgh, PA	373,863	94.7%	90.4%	92.1%
Commerce, GA	371,408	96.9%	92.8%	94.0%
Grand Rapids, MI	357,127	88.6%	88.3%	89.3%
Fort Worth, TX	351,741	97.0%	98.2%	98.6%
Daytona Beach, FL	351,721	100.0%	100.0%	96.7%
Branson, MO	329,861	99.2%	100.0%	100.0%
Southaven, MS	324,720	100.0%	98.5%	97.4%
Locust Grove, GA	321,082	98.8%	98.8%	97.8%
Gonzales, LA	321,066	96.0%	96.0%	96.8%
Mebane, NC	318,886	100.0%	100.0%	97.0%
Howell, MI	314,438	78.4%	73.9%	80.1%
Mashantucket, CT (Foxwoods)	311,229	78.8%	76.8%	88.5%
Tilton, NH	250,139	86.0%	80.2%	86.8%
Hershey, PA	249,696	98.4%	97.0%	100.0%
Hilton Head II, SC	206,564	100.0%	100.0%	89.3%
Hilton Head I, SC	181,670	95.8%	90.5%	93.2%
Blowing Rock, NC	104,009	89.8%	88.4%	88.8%
Jeffersonville, OH	N/A	N/A	N/A	80.3%
Total Consolidated	11,453,095	94.3%	93.0%	92.9%
Charlotte, NC	398,649	99.1%	97.3%	98.1%
Ottawa, ON	357,209	96.4%	94.9%	95.9%
Columbus, OH	355,245	96.6%	96.4%	96.7%
Texas City, TX (Galveston/Houston)	352,705	94.2%	94.6%	91.0%
National Harbor, MD	341,156	98.4%	99.3%	98.6%
Cookstown, ON	307,883	91.9%	91.9%	91.6%
Saint-Sauveur, QC	N/A	N/A	N/A	86.9%
Total Unconsolidated	2,112,847	96.3%	95.8%	95.1%
Total	13,565,942	94.6%	93.4%	94.6%

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Portfolio Occupancy at the End of Each Period (1)

99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
94%
93%
92%
92%
93%
94%
94%
97%
96%
09/21
06/21
03/21
12/20
09/20
06/20
03/20
12/19
9/19
Period Ending

(1) Excludes unconsolidated outlet centers. See table on page 5.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Outlet Center Ranking as of September 30, 2021 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$593	97%	2,324	21%	26%
Centers 6 - 10			$499	94%	2,110	18%	24%
Centers 11 - 15			$449	97%	1,694	15%	14%
Centers 16 - 20			$398	93%	1,963	17%	15%
Centers 21 - 25			$361	95%	2,176	19%	16%
Centers 26 - 30			$309	85%	1,186	10%	5%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$593	97%	2,324	21%	26%
Centers 1 - 10			$547	96%	4,434	39%	50%
Centers 1 - 15			$520	96%	6,128	54%	64%
Centers 1 - 20			$490	96%	8,091	71%	79%
Centers 1 - 25			$462	95%	10,267	90%	95%
Centers 1 - 30			$448	94%	11,453	100%	100%

Unconsolidated centers (4)			$471	97%	1,448	n/a	n/a
Domestic centers (5)			$451	95%	12,901	n/a	n/a

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended September 30, 2021 and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Locust Grove, GA	Myrtle Beach Hwy 17, SC	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Hilton Head I, SC	Mebane, NC	Rehoboth Beach, DE	Riverhead, NY
	Centers 11 - 15:	Charleston, SC	Grand Rapids, MI	Hershey, PA	Lancaster, PA	Southaven, MS
	Centers 16 - 20:	Atlantic City, NJ	Fort Worth, TX	Gonzales, LA	Pittsburgh, PA	Savannah, GA
	Centers 21 - 25:	Commerce, GA	Daytona Beach, FL	Foley, AL	Myrtle Beach Hwy 501, SC	San Marcos, TX
	Centers 26 - 30:	Blowing Rock, NC	Hilton Head II, SC	Howell, MI	Mashantucket, CT (Foxwoods)	Tilton, NH

(3)	Based on the Company’s forecast of 2021 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of September 30, 2021 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the three months ended September 30, 2021.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City, TX (Galveston/Houston)

(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of September 30, 2021 (1)

Consolidated						Unconsolidated
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (2)	# of Stores
The Gap, Inc.	Gap, Banana Republic, Old Navy	83	881,942	7.7%	6.2%	18
Premium Apparel, LLC; The Talbots, Inc.	LOFT, Ann Taylor, Lane Bryant, Talbots	77	426,970	3.7%	4.3%	10
SPARC Group	Aéropostale, Brooks Brothers, Eddie Bauer, Forever 21, Lucky Brands, Nautica	76	469,640	4.1%	4.2%	11
PVH Corp.	Tommy Hilfiger, Calvin Klein	40	298,803	2.6%	3.6%	12
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	47	223,813	2.0%	3.3%	11
Under Armour, Inc.	Under Armour, Under Armour Kids	29	228,931	2.0%	3.2%	6
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	39	268,350	2.3%	2.9%	7
Nike, Inc.	Nike, Converse, Hurley	31	370,448	3.2%	2.8%	9
Columbia Sportswear Company	Columbia Sportswear	23	183,484	1.6%	2.6%	6
Adidas AG	Adidas, Reebok	32	206,425	1.8%	2.3%	10
Capri Holdings Limited	Michael Kors, Michael Kors Men’s	27	134,989	1.2%	2.3%	5
Carter’s, Inc.	Carters, OshKosh B Gosh	40	177,045	1.5%	2.3%	9
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	35	172,347	1.5%	2.2%	2
Skechers USA, Inc.	Skechers	28	154,913	1.4%	2.0%	6
Rack Room Shoes, Inc.	Rack Room Shoes, Off Broadway Shoe	26	193,632	1.7%	2.0%	2
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	45	103,260	0.9%	2.0%	8
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall	32	350,331	3.1%	2.0%	6
V. F. Corporation	The North Face, Vans, Timberland, Dickies, Work Authority	27	143,207	1.2%	1.9%	3
Express Inc.	Express Factory	24	168,000	1.5%	1.8%	4
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	37	107,287	0.9%	1.8%	5
H & M Hennes & Mauritz LP.	H&M	18	385,321	3.4%	1.8%	2
Luxottica Group S.p.A.	Sunglass Hut, Oakley, Lenscrafters	52	76,178	0.7%	1.7%	10
Levi Strauss & Co.	Levi's	27	111,510	1.0%	1.7%	5
Caleres Inc.	Famous Footwear, Allen Edmonds	27	152,156	1.3%	1.6%	6
Rue 21, LLC	Rue 21	19	114,562	1.0%	1.4%	1
Total of Top 25 tenants		941	6,103,544	53.3%	63.9%	174
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases. Includes all retail concepts of each tenant group for consolidated outlet centers; tenant groups are determined based on leasing relationships.
(2)Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents which are based on a percentage of sales in lieu of fixed contractual rents. In light of COVID-19 related closures and changes to rent arrangements that have not yet been in place for 12 months, rents based on a percentage of sales are annualized using pro rata sales for the number of days a store was open, adjusted for seasonal trends.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Lease Expirations as of September 30, 2021

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 5.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Capital Expenditures (in thousands)

	Nine months ended
	September 30,
	2021	2020
Value-enhancing:
New center developments and expansions	$2,626	$1,967
Other	2,047	673
	4,673	2,640
Recurring capital expenditures:
Second generation tenant allowances(1)	(5)	8,549
Operational capital expenditures	9,090	6,764
Renovations	227	5,217
	9,312	20,530
Total additions to rental property-accrual basis	13,985	23,170
Conversion from accrual to cash basis	9,700	(98)
Total additions to rental property-cash basis	$23,685	$23,072
(1)In the 2021 period, second generation tenant allowances are presented net of $3.3 million tenant allowance reversals, which were the result of a lease modification.

Leasing Activity

Re-tenant (1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
9/30/2021	84	327	$28.72	$27.04	5.85	$24.10
9/30/2020	83	387	$32.85	$63.66	7.17	$23.97

Renewal (1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
9/30/2021	245	1,248	$26.45	$1.60	3.22	$25.95
9/30/2020	177	889	$27.32	$0.90	3.85	$27.09

Total (1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
9/30/2021	329	1,575	$26.92	$6.89	3.77	$25.09
9/30/2020	260	1,276	$29.00	$19.93	4.86	$24.90
(1)Represents change in rent (base rent and common area maintenance (“CAM”)) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases.
(2)Includes other landlord costs.
(3)Net average straight-line base rent is calculated by dividing the average tenant allowance costs per square foot by the average initial term and subtracting this calculated number from the average straight-line base rent per year amount. The average annual straight-line base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants. The average tenant allowance disclosed in the table above includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Leasing Activity (1)

	TTM ended	TTM ended
All Lease Terms	9/30/2021	9/30/2020
Re-tenanted Space:
Number of leases	84	83
Gross leasable area	327,316	386,721
New initial rent per square foot	$26.39	$29.80
Prior expiring rent per square foot	$32.64	$34.39
Percent decrease	(19.1)%	(13.4)%

New straight-line rent per square foot	$28.72	$32.85
Prior straight-line rent per square foot	$32.79	$33.40
Percent decrease	(12.4)%	(1.6)%

Renewed Space:
Number of leases	245	177
Gross leasable area	1,248,049	888,507
New initial rent per square foot	$25.94	$26.62
Prior expiring rent per square foot	$26.28	$29.61
Percent decrease	(1.3)%	(10.1)%

New straight-line rent per square foot	$26.45	$27.32
Prior straight-line rent per square foot	$25.60	$29.90
Percent increase (decrease)	3.3%	(8.6)%

Total Re-tenanted and Renewed Space:
Number of leases	329	260
Gross leasable area	1,575,365	1,275,228
New initial rent per square foot	$26.03	$27.59
Prior expiring rent per square foot	$27.60	$31.06
Percent decrease	(5.7)%	(11.2)%

New straight-line rent per square foot	$26.92	$29.00
Prior straight-line rent per square foot	$27.09	$30.96
Percent decrease	(0.6)%	(6.3)%
(1)For consolidated properties owned as of the period-end date. Represents change in rent (base rent and CAM) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods, except for license agreements, seasonal tenants, and month-to-month leases.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Consolidated Balance Sheets (dollars in thousands)

	September 30,	December 31,
	2021	2020
Assets
Rental property:
Land	$268,243	$265,968
Buildings, improvements and fixtures	2,520,492	2,527,404
	2,788,735	2,793,372
Accumulated depreciation	(1,125,883)	(1,054,993)
Total rental property, net	1,662,852	1,738,379
Cash and cash equivalents	143,116	84,832
Investments in unconsolidated joint ventures	85,421	94,579
Deferred lease costs and other intangibles, net	76,980	84,960
Operating lease right-of-use assets	80,658	81,499
Prepaids and other assets	100,134	105,282
Total assets	$2,149,161	$2,189,531

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,035,670	$1,140,576
Unsecured term loan, net	298,288	347,370
Mortgages payable, net	76,807	79,940
Unsecured lines of credit	—	—
Total debt	1,410,765	1,567,886
Accounts payable and accrued expenses	90,053	88,253
Operating lease liabilities	89,364	90,105
Other liabilities	78,819	84,404
Total liabilities	1,669,001	1,830,648
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 103,984,234 and 93,569,801 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,040	936
Paid in capital	975,137	787,143
Accumulated distributions in excess of net income	(496,495)	(420,104)
Accumulated other comprehensive loss	(20,686)	(26,585)
Equity attributable to Tanger Factory Outlet Centers, Inc.	458,996	341,390
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	21,164	17,493
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	480,160	358,883
Total liabilities and equity	$2,149,161	$2,189,531

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Rental revenues	$107,265	$100,251	$301,556	$271,082
Management, leasing and other services	1,641	1,194	4,372	3,362
Other revenues	3,559	1,768	8,504	4,392
Total revenues	112,465	103,213	314,432	278,836
Expenses:
Property operating	37,186	35,206	103,747	101,991
General and administrative	14,817	11,181	47,310	35,331
Impairment charges	—	—	—	45,675
Depreciation and amortization	26,944	29,903	82,826	87,966
Total expenses	78,947	76,290	233,883	270,963
Other income (expense):
Interest expense	(13,282)	(15,647)	(40,982)	(47,786)
Loss on early extinguishment of debt	(33,821)	—	(47,860)	—
Gain on sale of assets	—	2,324	—	2,324
Other income (expense) (1)	253	161	(2,598)	789
Total other income (expense)	(46,850)	(13,162)	(91,440)	(44,673)
Income (loss) before equity in earnings (losses) of unconsolidated joint ventures	(13,332)	13,761	(10,891)	(36,800)
Equity in earnings (losses) of unconsolidated joint ventures	2,261	(42)	6,758	(1,490)
Net income (loss)	(11,071)	13,719	(4,133)	(38,290)
Noncontrolling interests in Operating Partnership	492	(690)	165	1,939
Noncontrolling interests in other consolidated partnerships	—	—	—	(190)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	(10,579)	13,029	(3,968)	(36,541)
Allocation of earnings to participating securities	(401)	(146)	(804)	(692)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$(10,980)	$12,883	$(4,772)	$(37,233)

Basic earnings per common share:
Net income (loss)	$(0.11)	$0.14	$(0.05)	$(0.40)

Diluted earnings per common share:
Net income (loss)	$(0.11)	$0.14	$(0.05)	$(0.40)
(1)The nine months ended September 30, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in rental revenues:

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Rental revenues:
Base rentals	$69,909	$70,908	$204,579	$195,885
Percentage rentals	8,635	1,095	14,652	3,245
Tenant expense reimbursements	26,888	29,312	81,933	83,416
Lease termination fees	1,424	6,323	2,224	8,000
Market rent adjustments	(33)	(2,057)	128	(2,282)
Straight-line rent adjustments	384	(1,740)	(1,137)	(2,417)
Uncollectible tenant revenues	58	(3,590)	(823)	(14,765)
Rental revenues	$107,265	$100,251	$301,556	$271,082

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Unconsolidated Joint Venture Information

The following table details certain information as of September 30, 2021, except for Net Operating Income (“NOI”) which is for the nine months ended September 30, 2021, about various unconsolidated real estate joint ventures in which we have an ownership interest
(dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Share of Total Assets	Tanger’s Share of NOI	Tanger’s Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	398,649	$34.3	$4.8	$49.8
Columbus	Columbus, OH	50.0%	355,245	37.0	3.7	35.4
Galveston/Houston	Texas City, TX	50.0%	352,705	19.4	3.2	32.2
National Harbor	National Harbor, MD	50.0%	341,156	37.8	4.1	47.3
RioCan Canada (2)	Various	50.0%	665,092	84.3	4.1	—
Total			2,112,847	$212.8	$19.9	$164.7
(1)Net of debt origination costs and premiums.
(2)Includes a 307,883 square foot outlet center in Cookstown, Ontario; and a 357,209 square foot outlet center in Ottawa, Ontario. Tanger’s share of NOI includes $336,000 for the Saint-Sauveur, Quebec outlet center, which was sold in March 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Debt Outstanding Summary
As of September 30, 2021
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$—	$—	LIBOR + 1.20%	1.3%	7/14/2026	4.8
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	4.9
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	5.8
2031 Senior unsecured notes	400,000	400,000	2.750%	2.9%	9/1/2031	9.9
Unsecured term loan	300,000	300,000	LIBOR(4) + 1.25%	1.8%	4/22/2024	2.6
Net debt discounts and debt origination costs	(16,042)	(16,042)
Total net unsecured debt	1,333,958	1,333,958		3.1%		6.1
Secured mortgage debt:
Atlantic City, NJ(5)	24,531	24,531	5.14% - 7.65%	5.1%	11/15/2021 - 12/8/2026	3.8
Southaven, MS (6)	51,400	51,400	LIBOR + 1.80%	1.9%	4/28/2023	1.6
Debt premium and debt origination costs	876	876
Total net secured mortgage debt	76,807	76,807		2.9%		2.3
Total consolidated debt	1,410,765	1,410,765		3.1%		5.9
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	6.8
Columbus	71,000	35,500	LIBOR + 1.85%	1.9%	11/28/2022	1.2
Galveston/Houston	64,500	32,250	LIBOR + 1.85%	1.9%	7/1/2023	1.8
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	8.3
Debt origination costs	(1,218)	(559)
Total unconsolidated JV net debt	329,282	164,691		3.4%		5.0
Total	$1,740,047	$1,575,456		3.1%		5.7
(1)The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable, which are summarized on the following page.
(2)Includes applicable extensions available at our option.
(3)In July 2021, the Company amended its unsecured lines of credit and extended the maturity to July 14, 2026, including two six-month extension options. The amendment eliminated the LIBOR floor, which was previously 25 basis points. The lines provide for borrowings of up to $520.0 million, including a $20.0 million liquidity line and a $500.0 million syndicated line. A 25 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line.
(4)If LIBOR is less than 0.25% per annum, the rate will be deemed to be 0.25% for any portion of the bank term loan not fixed with an interest rate swap. Currently the entire outstanding balance is fixed with interest rate swaps, as summarized on the following page.
(5)In October 2021, the Company repaid a $2.1 million mortgage note secured by the Atlantic City, NJ property, which was scheduled to mature in December 2021. The effective interest rate for the remaining notes remains 5.1% as established upon acquisition. The stated rates for the remaining secured notes ranged from 5.14% to 7.65% with maturity dates between November 2021 and December 2026.
(6)In October 2021, the joint venture exercised its option to extend maturity of the Southaven, MS mortgage to April 2023 and paid down the principal balance to $40.1 million. The interest rate remains LIBOR + 1.80%.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Summary of Our Share of Fixed and Variable Rate Debt
As of September 30, 2021
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	96%	$1,359,421	3.1%	6.0
Variable	4%	51,344	1.9%	1.6
	100%	1,410,765	3.1%	5.9
Unconsolidated Joint ventures:
Fixed	59%	$97,082	4.4%	7.5
Variable	41%	67,609	1.9%	1.4
	100%	164,691	3.4%	5.0
Total:
Fixed	92%	$1,456,503	3.3%	6.2
Variable	8%	118,953	1.9%	1.5
Total share of debt	100%	$1,575,456	3.1%	5.7
(1)Includes applicable extensions available at our option.
(2)The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 0.5% on notional amounts aggregating $300.0 million as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate		Company Fixed Pay Rate
Interest rate swaps:
July 1, 2019	February 1, 2024	25,000	1	month LIBOR	1.75%
January 1, 2021	February 1, 2024	150,000	1	month LIBOR	0.60%
January 1, 2021	February 1, 2024	100,000	1	month LIBOR	0.22%
March 1, 2021	February 1, 2024	25,000	1	month LIBOR	0.24%
Total		$300,000

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Future Scheduled Principal Payments (dollars in thousands)(1)
As of September 30, 2021

Year	Tanger Consolidated Payments	Tanger’s Share of Unconsolidated JV Payments	Total Scheduled Payments
2021	$2,981	$—	$2,981
2022	4,436	35,500	39,936
2023	56,168	33,281	89,449
2024	305,140	1,636	306,776
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029	—	984	984
2030	—	41,538	41,538
2031 & thereafter	400,000	—	400,000
	$1,425,931	$165,250	$1,591,181
Net debt discounts and debt origination costs	(15,166)	(559)	(15,725)
	$1,410,765	$164,691	$1,575,456
(1)Includes applicable extensions available at our option.

Senior Unsecured Notes Financial Covenants (1)
As of September 30, 2021

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	<60%	42%
Total Secured Debt to Adjusted Total Assets	<40%	3%
Total Unencumbered Assets to Unsecured Debt	>150%	229%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	4.9
(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of September 30, 2021

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	<60%	41%
Secured Indebtedness to Adjusted Unencumbered Asset Value	<35%	6%
EBITDA to Fixed Charges	>1.5	4.1
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	<60%	35%
Unencumbered Interest Coverage Ratio	>1.5	4.7
(1)For a complete listing of all debt covenants related to the Company’s Unsecured Lines of Credit & Term Loan, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings (in thousands, except per share data)

	September 30,		December 31,
	2021		2020
Enterprise Value:
Market value:
Common shares outstanding	103,984		93,570
Exchangeable operating partnership units	4,795		4,795
Total shares	108,779		98,364
Common share price	$16.30		$9.96
Total market value (1)	$1,773,096		$979,710

Debt:
Senior, unsecured notes	$1,050,000		$1,150,000
Unsecured term loans	300,000		350,000
Mortgages payable	75,931		78,743
Unsecured lines of credit	—		—
Total principal debt	1,425,931		1,578,743
Less: Net debt discounts	(6,613)		(2,851)
Less: Debt origination costs	(8,553)		(8,006)
Total debt	1,410,765		1,567,886
Total enterprise value	$3,183,861		$2,547,596

Net Debt:
Total debt	$1,410,765		$1,567,886
Less: Cash and cash equivalents	(143,116)		(84,832)
Net debt	$1,267,649		$1,483,054

Liquidity:
Cash and cash equivalents	$143,116		$84,832
Unused capacity under unsecured lines of credit (2)	520,000		600,000
Total liquidity	$663,116		$684,832

Ratios (3):
Net debt to Adjusted EBITDA (4)	5.3	x	7.1	x
Interest coverage (Adjusted EBITDA / interest expense) (4)	4.3	x	3.3	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Total capacity reduced to $520 million in July 2021 in conjunction with the amendment and extension of the unsecured lines of credit.
(3)Ratios are presented for the trailing twelve-month period.
(4)Net debt and Adjusted EBITDA are non-GAAP measures. Refer to Non-GAAP Supplemental Measures beginning at page 21 for non-GAAP measure definitions and reconciliations.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Moody’s Investors Services	Baa3	Stable	April 14, 2021
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core FFO (formerly referred to as AFFO) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, gains and losses on change of control, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and other executive severance, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net debt as Total debt less Cash and cash equivalents. Net debt is a component of the ratio, Net debt to Adjusted EBITDA ratio, which is defined as Net debt divided by Adjusted EBITDA. We use the Net debt to Adjusted EBITDA ratio to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Reconciliation of Net Income (Loss) to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$(11,071)	$13,719	$(4,133)	$(38,290)
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	26,367	28,676	81,106	85,534
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,908	3,003	8,817	9,038
Impairment charges - consolidated	—	—	—	45,675
Impairment charge - unconsolidated joint ventures	—	—	—	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	3,704	—
Gain on sale of assets	—	(2,324)	—	(2,324)
FFO	18,204	43,074	89,494	102,724
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	—	(190)
Allocation of earnings to participating securities	(401)	(461)	(1,095)	(1,153)
FFO available to common shareholders (2)	$17,803	$42,613	$88,399	$101,381
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (3)	294	—	2,712	—
Loss on early extinguishment of debt (4)	33,821	—	47,860	—
Impact of above adjustments to the allocation of earnings to participating securities	(97)	—	(225)	—
Core FFO available to common shareholders (2)	$51,821	$42,613	$138,746	$101,381
FFO available to common shareholders per share - diluted (2)	$0.16	$0.44	$0.84	$1.04
Core FFO available to common shareholders per share - diluted (2)	$0.47	$0.44	$1.32	$1.04

Weighted Average Shares:
Basic weighted average common shares	103,269	92,649	99,446	92,596
Diluted weighted average common shares (for earnings per share computations)	103,269	92,649	99,446	92,596
Effect of notional units	583	—	518	—
Effect of outstanding options and restricted common shares	753	—	736	—
Exchangeable operating partnership units	4,795	4,911	4,795	4,911
Diluted weighted average common shares (for FFO per share computations) (2)	109,400	97,560	105,495	97,507
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the nine months ended September 30, 2021, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021, as well as other executive severance costs incurred during the three and nine months ended September 30, 2021.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million, of which $31.9 million occurred during the third quarter of 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
FFO available to common shareholders	$17,803	$42,613	$88,399	$101,381
Adjusted for:
Corporate depreciation excluded above	577	1,227	1,720	2,432
Amortization of finance costs	1,793	996	4,460	2,586
Amortization of net debt discount	1,083	122	2,031	359
Amortization of equity-based compensation	2,994	2,347	9,602	9,566
Straight-line rent adjustments	(384)	1,741	1,137	2,418
Market rent adjustments	126	2,149	151	2,560
Second generation tenant allowances and lease incentives (1)	2,199	(2,181)	(95)	(13,719)
Capital improvements	(2,611)	(2,788)	(6,253)	(11,980)
Adjustments from unconsolidated joint ventures	(666)	(358)	(1,204)	(479)
FAD available to common shareholders (2)	$22,914	$45,868	$99,948	$95,124
Dividends per share	$0.1775	$—	$0.5325	$0.7125
FFO payout ratio	111%	—%	63%	69%
FAD payout ratio	85%	—%	56%	73%
Diluted weighted average common shares (2)	109,400	97,560	105,495	97,507
(1)In the 2021 periods, second generation tenant allowances are presented net of $3.3 million tenant allowance reversals, which were the result of a lease modification.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Reconciliation of Net Income (Loss) to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$(11,071)	$13,719	$(4,133)	$(38,290)
Adjusted to exclude:
Equity in (earnings) losses of unconsolidated joint ventures	(2,261)	42	(6,758)	1,490
Interest expense	13,282	15,647	40,982	47,786
Gain on sale of assets	—	(2,324)	—	(2,324)
Loss on early extinguishment of debt (1)	33,821	—	47,860	—
Other (income) expense	(253)	(161)	2,598	(789)
Impairment charges	—	—	—	45,675
Depreciation and amortization	26,944	29,903	82,826	87,966
Other non-property expenses	113	704	22	1,162
Corporate general and administrative expenses	14,951	11,463	47,468	35,759
Non-cash adjustments (2)	(244)	3,913	1,326	5,032
Lease termination fees	(1,424)	(6,323)	(2,224)	(8,000)
Portfolio NOI	73,858	66,583	209,967	175,467
Non-same center NOI (3)	(106)	(435)	(1,751)	(1,582)
Same Center NOI	$73,752	$66,148	$208,216	$173,885
(1)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million, of which $31.9 million occurred during the third quarter of 2021.
(2)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(3)Excluded from Same Center NOI:

Outlet centers sold:
Terrell	August 2020
Jeffersonville	January 2021

Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended			Nine months ended
	September 30,		%	September 30,		%
	2021	2020	Change	2021	2020	Change
Same Center Revenues:
Rental revenues	$105,396	$96,201	9.6%	$299,772	$262,237	14.3%
Other revenues	3,301	1,908	73.0%	8,702	4,831	80.1%
Total same center revenues	108,697	98,109	10.8%	308,474	267,068	15.5%
Same Center Expenses:
Property operating	34,938	31,956	9.3%	100,209	93,160	7.6%
General and administrative	7	5	40.0%	49	23	113.0%
Total same center expenses	34,945	31,961	9.3%	100,258	93,183	7.6%
Same Center NOI	$73,752	$66,148	11.5%	$208,216	$173,885	19.7%

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss)	$(11,071)	$13,719	$(4,133)	$(38,290)
Adjusted to exclude:
Interest expense	13,282	15,647	40,982	47,786
Depreciation and amortization	26,944	29,903	82,826	87,966
Impairment charges - consolidated	—	—	—	45,675
Impairment charge - unconsolidated joint ventures	—	—	—	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	3,704	—
Gain on sale of assets	—	(2,324)	—	(2,324)
Compensation related to voluntary retirement plan and other executive severance (2)	294	—	2,712	—
Loss on early extinguishment of debt (3)	33,821	—	47,860	—
Adjusted EBITDA	$63,270	$56,945	$173,951	$143,904

	Twelve months ended
	September 30,	December 31,
	2021	2020
Net loss	$(3,856)	$(38,013)
Adjusted to exclude:
Interest expense	56,338	63,142
Depreciation and amortization	112,003	117,143
Impairment charges - consolidated	21,551	67,226
Impairment charge - unconsolidated joint ventures	—	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Gain on sale of assets	—	(2,324)
Compensation related to voluntary retirement plan and other executive severance (2)	3,285	573
Gain on sale of outparcel - unconsolidated joint ventures	(992)	(992)
Loss on early extinguishment of debt (3)	47,860	—
Adjusted EBITDA	$239,893	$209,846
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)For the nine and twelve months ended September 30, 2021 and the twelve months ended December 31, 2020, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021. For 2021 periods, also includes other executive severance costs incurred during the three and nine months ended September 30, 2021.
(3)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million, of which $31.9 million occurred during the third quarter of 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020

Net income (loss)	$(11,071)	$13,719	$(4,133)	$(38,290)
Adjusted to exclude:
Interest expense	13,282	15,647	40,982	47,786
Depreciation and amortization	26,944	29,903	82,826	87,966
Impairment charges - consolidated	—	—	—	45,675
Impairment charge - unconsolidated joint ventures	—	—	—	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	3,704	—
Gain on sale of assets	—	(2,324)	—	(2,324)
Pro-rata share of interest expense - unconsolidated joint ventures	1,457	1,512	4,384	4,995
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	2,907	3,003	8,817	9,038
EBITDAre	$33,519	$61,460	$136,580	$157,937
Compensation related to voluntary retirement plan and other executive severance (2)	294	—	2,712	—
Loss on early extinguishment of debt (3)	33,821	—	47,860	—
Adjusted EBITDAre	$67,634	$61,460	$187,152	$157,937

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre (in thousands) - continued

	Twelve months ended
	September 30,	December 31,
	2021	2020
Net loss	$(3,856)	$(38,013)
Adjusted to exclude:
Interest expense	56,338	63,142
Depreciation and amortization	112,003	117,143
Impairment charges - consolidated	21,551	67,226
Impairment charge - unconsolidated joint ventures	—	3,091
Loss on sale of joint venture property, including foreign currency effect (1)	3,704	—
Gain on sale of assets	—	(2,324)
Pro-rata share of interest expense - unconsolidated joint ventures	5,934	6,545
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	11,803	12,024
EBITDAre	$207,477	$228,834
Compensation related to voluntary retirement plan and other executive severance (2)	3,285	573
Gain on sale of outparcel - unconsolidated joint ventures	(992)	(992)
Loss on early extinguishment of debt (3)	47,860	—
Adjusted EBITDAre	$257,630	$228,415
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)For the nine and twelve months ended September 30, 2021 and the twelve months ended December 31, 2020, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021. For 2021 periods, also includes other executive severance costs incurred during the three and nine months ended September 30, 2021.
(3)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million, of which $31.9 million occurred during the third quarter of 2021.

Reconciliation of Total debt to Net debt (in thousands)

	September 30,	December 31,
	2021	2020
Total debt	$1,410,765	$1,567,886
Less: Cash and cash equivalents	(143,116)	(84,832)
Net debt	$1,267,649	$1,483,054

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Non-GAAP Pro Rata Balance Sheet Information as of September 30, 2021 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$41,557
Buildings, improvements and fixtures	233,335
Construction in progress	424
275,316
Accumulated depreciation	(80,450)
Total rental property, net	194,866
Cash and cash equivalents	7,880
Deferred lease costs and other intangibles, net	1,893
Prepaids and other assets	8,126
Total assets	$212,765
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$164,691
Accounts payable and accruals	6,730
Total liabilities	171,421
Owners’ equity	41,344
Total liabilities and owners’ equity	$212,765
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.4 million as of September 30, 2021 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Non-GAAP Pro Rata Statement of Operations Information for the nine months ended September 30, 2021 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$32,111
Other revenues	—	721
Total revenues	—	32,832
Expense:
Property operating	—	12,798
General and administrative	—	87
Depreciation and amortization	—	8,817
Total expenses	—	21,702
Other income (expense):
Interest expense	—	4,384
Loss on sale of assets		(66)
Other income (expenses)	—	78
Total other income (expense)	—	4,396
Net income	$—	$6,758

The table below provides details of the components included in our share of rental revenues for the nine months ended September 30, 2021 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$18,465
Percentage rentals	—	2,260
Tenant expense reimbursements	—	10,974
Lease termination fees	—	996
Market rent adjustments	—	(74)
Straight-line rent adjustments	—	(501)
Uncollectible tenant revenues	—	(9)
Rental revenues	$—	$32,111

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2021